Exhibit 10.39

INDEMNIFICATION PRIORITY AND
INFORMATION SHARING AGREEMENT

This INDEMNIFICATION PRIORITY AND INFORMATION SHARING AGREEMENT, dated as of June 30, 2009 (this “Agreement”), is among the funds managed by KKR set forth on Annex 1 (the “Funds”), Kohlberg Kravis Roberts & Co. L.P., a Delaware limited partnership (“KKR”), and Dollar General Corporation, a Tennessee corporation (the “Company”).

WHEREAS, the Company has entered into one or more monitoring, stockholder, indemnification and other agreements (any such agreement or agreements, collectively, the “Company Indemnification Agreements”) providing for, among other things, the indemnification of and advancement of expenses incurred by the Funds, KKR, and their respective directors, members, managers, partners, affiliates and controlling persons for certain matters described therein (the Funds, KKR and their respective directors, members, managers, partners, affiliates and controlling persons, collectively, the “KKR Indemnified Parties”);

WHEREAS, one or more executives of KKR or its affiliates may serve as a director of the Company and one or more other persons (who are not executives of KKR or its affiliates) may serve as a director of the Company as an appointee or designee of the Fund or KKR (any such person or persons, the “KKR Directors”);

WHEREAS, the KKR Directors may have entered into indemnification agreements with the Company providing for indemnification and advancement of expenses for the KKR Directors in connection with their service as a director of the Company and the KKR Directors may, in their capacities as directors of the Company, be indemnified and/or entitled to advancement of expenses under the Company’s certificate or articles of incorporation, by-laws, limited liability company operating agreement, limited partnership agreement or other organizational documents (in each case, a “Company Director Indemnity”);

WHEREAS, the Fund, KKR and/or their respective affiliates and controlling persons (in this capacity, collectively, the “KKR Indemnitors”) have (i) entered into one or more limited partnership agreements, limited liability company operating agreements and other agreements, (ii) certificates and articles of incorporation, by-laws, and other organizational documents and (iii) obtained insurance (any such agreements, documents or insurance, collectively, the “KKR Indemnification Agreements”), in each case, providing for, among other things, indemnification of and advancement of expenses for the KKR Directors for, among other things, the same matters that are subject to indemnification and advancement of expenses under the Company Indemnification Agreements and the Company Director Indemnity; and

WHEREAS, the Company benefits from the portfolio company oversight provided by KKR and the ability of KKR to share internally portfolio company information; and

WHEREAS, the Company, the Fund and KKR wish to clarify certain matters regarding the indemnification and advancement of expenses provided under the Company

Indemnification Agreements and the Company Director Indemnity as it relates to the indemnification and advancement of expenses provided for under the KKR Indemnification Agreements and regarding portfolio company information.

NOW, THEREFORE, in consideration of the foregoing recitals and the premises hereinafter set forth, the Company, the Fund and KKR hereby agree as follows.

1.   The Company hereby acknowledges and agrees that the obligation of the Company under either any Company Indemnification Agreements or the Company Director Indemnity to indemnify or advance expenses to any KKR Director for the matters covered thereby shall be the primary source of indemnification and advancement of such KKR Director in connection therewith and any obligation on the part of any KKR Indemnitor under any KKR Indemnification Agreement to indemnify or advance expenses to such KKR Director shall be secondary to the Company’s obligation and shall be reduced by any amount that the KKR Director may collect as indemnification or advancement from the Company. In the event that the Company fails to indemnify or advance expenses to a KKR Director as required or contemplated by any Company Indemnification Agreement or Company Director Indemnity (such amounts, the “Unpaid Director Indemnity Amounts”) and any KKR Indemnitor makes any payment to such KKR Director in respect of indemnification or advancement of expenses under any KKR Indemnification Agreement on account of such Unpaid Director Indemnity Amounts, such KKR Indemnitor shall be subrogated to the rights of such KKR Director under any Company Indemnification Agreement or Company Director Indemnity, as the case may be, in respect of such Unpaid Director Indemnity Amounts.

2.   The Company hereby agrees that, to the fullest extent permitted by applicable law, its obligation to indemnify KKR Indemnified Parties under the Company Indemnification Agreements shall include any amounts expended by any KKR Indemnitor under the KKR Indemnification Agreements in respect of indemnification or advancement of expenses to any KKR Director in connection with litigation or other proceedings involving his or her service as a director of the Company to the extent such amounts expended by such KKR Indemnitor are on account of any Unpaid Director Indemnity Amounts.

3.   The Company hereby agrees that it will not amend any Company Director Indemnity as in effect on the date hereof to alter the rights of any KKR Director in any manner that would alter any KKR Director’s rights with respect to conduct pre-dating the date of any such amendment without the consent of KKR.

4.   The Company hereby consents to the KKR Directors sharing any information such KKR Directors receive from the Company and its subsidiaries with officers, directors, members, employees and representatives of KKR and its affiliates (other than other portfolio companies) and to the internal use by KKR and such affiliates of any information received from the Company, subject, however, to KKR maintaining adequate procedures to prevent such information from being used in connection with the purchase or sale of securities of the Company in violation of applicable law.

4.   Except as otherwise provided herein, this Agreement may be amended or modified only by a writing executed by each of the parties hereto.

5.   The provisions of this Agreement shall inure to the benefit and be binding upon the parties hereto and the provisions of Section 3 shall inure to the benefit of the KKR Directors, all of whom are intended to be third party beneficiaries thereof.

6.   This Agreement shall be governed by and construed in accordance with the laws of the state of incorporation of the Company regardless of the law that might be applied under principles of conflict of laws to the extent such principles would require or permit the application of the laws of another jurisdiction. No suit, action or proceeding with respect to this Agreement may be brought in any court or before any similar authority other than in a court of competent jurisdiction in the state of incorporation of the Company, and the parties hereto hereby submit to the exclusive jurisdiction of such courts for the purpose of such suit, proceeding or judgment. Each party irrevocably waives trial by jury in any legal action or proceeding in relation to this Agreement and for any counterclaim therein.

7.   Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

8.   This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. A signature of a party transmitted by facsimile or other electronic means shall constitute an original for all purposes.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

KOHLBERG KRAVIS ROBERTS & CO. L.P.
By:	KKR & Co. L.L.C., its General Partner

By:
Name:
Title:

DOLLAR GENERAL CORPORATION

By:	/s/ S. Lanigan
	Name:	S. Lanigan
	Title:	EVP, General Counsel

ANNEX 1 — KKR MANAGED FUNDS